As filed with the Securities and Exchange Commission on October 8, 2010
Registration No. 333-85391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
VaxGen, Inc.
(Exact name of registrant as specified in its charter)
__________________________________

Delaware	94-3236309
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

379 Oyster Point Boulevard, Suite 10
South San Francisco, California 94080
(650) 624-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

VaxGen, Inc. 1996 Stock Option Plan
VaxGen, Inc. 1998 Director Stock Option Plan
Amended and Restated Employment Agreement between VaxGen, Inc. and Robert C. Nowinski
Amended and Restated Employment Agreement between VaxGen, Inc. and Donald P. Francis
Amended and Restated Employment Agreement between VaxGen, Inc. and Phillip W. Berman
(Full title of the plan)

David J. Foster
Executive Vice President, Chief Financial Officer & Secretary
VaxGen, Inc.
379 Oyster Point Boulevard, Suite 10
South San Francisco, California 94080
(650) 624-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Robert A. Koenig, Esq.
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California  94025
(650) 328-4600
__________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-85391) (the "Registration Statement") of VaxGen, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on August 17, 1999, pertaining to the registration of (i) an aggregate of 1,787,500 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), issuable under the Company’s 1996 Stock Option Plan and the Company’s 1998 Stock Option Plan and (ii) an aggregate of 325,757 shares of Common Stock issuable under the Amended and Restated Employment Agreements between the Company and each of Robert C. Nowinski, Donald P. Francis and Phillip W. Berman.

The Company has terminated all offerings of Common Stock pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement which remained unsold as of the date of filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 8th day of October, 2010.

VAXGEN, INC.

By:	/s/ David J. Foster
David J. Foster
Executive Vice President, Chief Financial Officer and Secretary